UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2025
Federal Realty Investment Trust
Federal Realty OP LP
(Exact name of registrant as specified in its charter)

Maryland (Federal Realty Investment Trust)	1-07533	87-3916363
Delaware (Federal Realty OP LP)	333-262016-01	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200	North Bethesda,	Maryland	20852
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Federal Realty Investment Trust
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a 5.00%	FRT-C	New York Stock Exchange
Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Federal Realty OP LP
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Federal Realty Investment Trust Yes ☐ No ☒	Federal Realty OP LP Yes ☐ No ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Federal Realty Investment Trust ☐	Federal Realty OP LP ☐

Item 7.01    Regulation FD Disclosure.

On April 10, 2025, Federal Realty Investment Trust (the “Company”) announced that its Board of Trustees approved a new common share repurchase program. Under the Program, the Company may purchase up to $300,000,000 of its outstanding common shares of beneficial interest, $.01 par value per share (“Common Shares”) from time to time using a variety of methods, including open market, privately negotiated transactions or otherwise. The specific timing and amount of Common Share repurchases, if any, will depend on a number of factors, including prevailing share prices, trading volume and general market conditions, along with the Company’s working capital requirements, cash flow and other factors. The program does not require the Company to repurchase any dollar amount or number of Common Shares and may be suspended or discontinued at any time.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST
FEDERAL REALTY OP LP

Date:	April 10, 2025	/s/ Daniel Guglielmone

Daniel Guglielmone
Executive Vice President - Chief Financial Officer and Treasurer